Exhibit 99.1

LETTER OF TRANSMITTAL

OF

FREEPORT-MCMORAN INC.

OFFER TO EXCHANGE

ANY AND ALL OUTSTANDING 6.125% SENIOR NOTES DUE 2019, 6.50% SENIOR NOTES DUE 2020, 6.625% SENIOR NOTES DUE 2021, 6.75% SENIOR NOTES DUE 2022, AND 6.875% SENIOR NOTES DUE 2023

FOR AN EQUAL PRINCIPAL AMOUNT OF ITS 6.125% SENIOR NOTES DUE 2019, 6.50% SENIOR NOTES DUE 2020, 6.625% SENIOR NOTES DUE 2021, 6.75% SENIOR NOTES DUE 2022, AND 6.875% SENIOR NOTES DUE 2023, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,

PURSUANT TO THE PROSPECTUS DATED            , 2017

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON            , 2017 UNLESS EXTENDED (SUCH DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO THE EXPIRATION DATE.

The exchange agent for the exchange offer is:

U.S. Bank National Association

By Mail or in Person

National Association

Attention: Specialized Finance—Mike Tate

111 Filmore Avenue

St. Paul, MN 55107-1402

By Email or Facsimile Transmission (for Eligible Institutions Only)

Email: cts.specfinance@usbank.com

Fax: (651) 466-7367

For Information and to Confirm by Telephone

(800) 934-6802

Delivery of this letter of transmittal to an address other than as set forth above will not constitute a valid delivery. Only hard copies of this letter of transmittal or presentations via ATOP through the Depository Trust Company will be accepted.

Questions and requests for assistance or for additional copies of the prospectus or of the letter of transmittal and or related materials must be directed to the exchange agent by calling (800) 934-6802

The undersigned acknowledges that he, she or it has received and reviewed this letter of transmittal (the “letter of transmittal”) and the prospectus dated            , 2017 (as the same may be amended, supplemented or modified from time to time, the “prospectus”) of Freeport-McMoRan Inc., a Delaware corporation (the “Company”), which together constitute its offer to exchange up to $179,127,000 aggregate principal amount of its 6.125% Senior Notes due 2019, up to $552,107,000 aggregate principal amount of its 6.50% Senior Notes due 2020, up to $228,133,000 aggregate principal amount of its 6.625% Senior Notes due 2021, up to $403,707,000 aggregate principal amount of its 6.75% Senior Notes due 2022, and up to $728,030,000 aggregate principal amount of its 6.875% Senior Notes due 2023 (collectively, the “new notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its issued and outstanding 6.125% Senior Notes due 2019, 6.50% Senior Notes due 2020, 6.625% Senior Notes due 2021, 6.75% Senior Notes due 2022, and 6.875%% Senior Notes due 2023 (collectively, the “old notes” and together with the new notes, the “notes”), from the registered holders thereof (each, a “holder” and, collectively, the “holders”), upon the terms and subject to the conditions set forth in the prospectus and this letter (such exchange offer, the “exchange offer”).

The old notes are unconditionally guaranteed (the “old guarantees”) by the subsidiary guarantors specified in the prospectus (the “Guarantors”), and the new notes will be unconditionally guaranteed (the “new guarantees”) by the Guarantors. Upon the terms and subject to the conditions set forth in the prospectus and this letter of transmittal, the Guarantors offer to issue the new guarantees with respect to all new notes issued in the exchange offer in exchange for the old guarantees of the old notes for which such new notes are issued in the exchange offer. Throughout this letter of transmittal, unless the context otherwise requires and whether so expressed or not, references to the “exchange offer” include the Guarantors’ offer to exchange the new guarantees for the old guarantees, references to the “new notes” include the related new guarantees and references to the “old notes” include the related old guarantees.

The terms of the new notes are substantially identical in all material respects (including principal amount, interest rate and maturity) to the terms of the old notes for which they may be exchanged pursuant to the exchange offer, the issuance of the new notes is registered under the Securities Act and the new notes are freely transferrable by the holders thereof, upon the terms and subject to the conditions of the enclosed prospectus and the related letter of transmittal, are not entitled to registration rights and do have the right to earn additional interest under circumstances relating to the Company’s and the Guarantors’ registration obligations.

The Company is not making the exchange offer to holders of the old notes in any jurisdiction in which the exchange offer or the acceptance of the exchange offer would not be in compliance with the securities or blue sky laws of such jurisdiction. The Company also will not accept surrenders for exchange from holders of the old notes in any jurisdiction in which the exchange offer or the acceptance of the exchange offer would not be in compliance with the securities or blue sky laws of such jurisdiction.

Capitalized terms used but not defined herein shall have the same meaning given them in the prospectus.

YOUR BANK OR BROKER CAN ASSIST YOU IN COMPLETING THIS FORM. THE INSTRUCTIONS INCLUDED WITH THIS LETTER OF TRANSMITTAL MUST BE FOLLOWED. QUESTIONS RELATING TO THE PROCEDURE FOR TENDERING AND REQUESTS FOR ASSISTANCE OR FOR ADDITIONAL COPIES OF THE PROSPECTUS AND THIS LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE EXCHANGE AGENT.

The undersigned has checked the appropriate boxes below and signed this letter of transmittal to indicate the action the undersigned desires to take with respect to the exchange offer.

PLEASE READ THE ENTIRE

LETTER OF TRANSMITTAL AND THE PROSPECTUS

CAREFULLY BEFORE CHECKING ANY BOX BELOW.

List below the old notes to which this letter of transmittal relates. If the space provided below is inadequate, the certificate numbers and aggregate principal amounts should be listed on a separate signed schedule affixed hereto.

DESCRIPTION OF OLD NOTES TENDERED HEREWITH
Name(s) and Address(es) of Registered Holder(s) (Please fill in)	Certificate Number(s)*	Aggregate Principal Amount Represented by Old Notes*	Principal Amount Tendered**

Total:

*       Need not be completed by book-entry holders.

**     Unless otherwise indicated, the holder will be deemed to have tendered the full aggregate principal amount represented by such old notes.

         See instruction 2.

Holders of old notes whose old notes are not immediately available or who cannot deliver all other required documents to the exchange agent on or prior to the expiration date, or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their old notes according to the guaranteed delivery procedures set forth in the prospectus.

Unless the context otherwise requires, the term “holder” for purposes of this letter of transmittal means any person in whose name old notes are registered or any other person who has obtained a properly completed bond power from the registered holder or any person whose old notes are held of record by The Depository Trust Company (“DTC”).

☐	CHECK HERE IF TENDERED OLD NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY AND COMPLETE THE FOLLOWING:

Name of Registered Holder(s):

Name of Eligible Guarantor Institution that Guaranteed Delivery:

Date of Execution of Notice of Guaranteed Delivery:

If Delivered by Book-Entry Transfer:

Name of Tendering Institution:

Account Number:

Transaction Code Number:

☐	CHECK HERE IF NEW NOTES ARE TO BE ISSUED TO A PERSON OTHER THAN THE PERSON SIGNING THIS LETTER OF TRANSMITTAL:

Name:

Address:

☐	CHECK HERE IF NEW NOTES ARE TO BE DELIVERED TO AN ADDRESS DIFFERENT FROM THAT LISTED ELSEWHERE IN THIS LETTER OF TRANSMITTAL:

Name:

Address:

☐	CHECK HERE IF YOU ARE A BROKER-DEALER THAT ACQUIRED OLD NOTES FOR YOUR OWN ACCOUNT AS A RESULT OF MARKET MAKING OR OTHER TRADING ACTIVITIES AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:

Address:

The undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of new notes. If the undersigned is a broker-dealer that will receive new notes for its own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver (or, to the extent permitted by law, make available) a prospectus in connection with any resale of such new notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. A broker-dealer may not participate in the exchange offer with respect to old notes acquired other than as a result of market-making activities or other trading activities. Any holder who is an “affiliate” of the Company or who has an arrangement or understanding with respect to the distribution of the new notes to be acquired pursuant to the exchange offer, or any broker-dealer that purchased old notes from the Company to resell pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act must comply with the registration and prospectus delivery requirements under the Securities Act.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the exchange offer, the undersigned hereby tenders to the Company the principal amount of the old notes indicated above. Unless otherwise indicated above, the undersigned will be deemed to have tendered the full aggregate principal amount represented by the old notes. Subject to, and effective upon, the acceptance for exchange of any portion of the old notes tendered herewith in accordance with the terms and conditions of the exchange offer (including, if the exchange offer is extended or amended, the terms and conditions of any such extension or amendment), the undersigned hereby exchanges, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to such old notes as are being tendered herewith. The undersigned hereby irrevocably constitutes and appoints the exchange agent as the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the exchange agent also acts as the agent of the Company, in connection with the exchange offer) to cause the old notes to be assigned, transferred and exchanged.

The undersigned represents and warrants that it has full power and authority to tender, exchange, assign and transfer the old notes and to acquire new notes issuable upon the exchange of such tendered old notes, and that, when the same are accepted for exchange, the Company will acquire good and unencumbered title to the tendered old notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned also warrants that it will, upon request, execute and deliver any additional documents deemed by the exchange agent or the Company to be necessary or desirable to complete the exchange, assignment and transfer of the tendered old notes or transfer ownership of such old notes on the account books maintained by the book-entry transfer facility. The undersigned further agrees that acceptance of any and all validly tendered old notes by the Company and the issuance of new notes in exchange therefor shall constitute performance in full by the Company of its obligations under the Registration Rights Agreement, dated as of December 13, 2016 (the “registration rights agreement”), between the Company, the guarantor named therein, and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as dealer managers, and that the Company shall have no further obligations or liabilities thereunder. The undersigned will comply with its obligations under the registration rights agreement.

The undersigned understands that tenders of old notes pursuant to any one of the procedures described in the prospectus and in the instructions attached hereto will, upon the Company’s acceptance for exchange of such tendered old notes, constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the exchange offer. The undersigned recognizes that, under circumstances set forth in the prospectus, the Company may not be required to accept for exchange any of the old notes.

By tendering old notes and executing this letter of transmittal, the undersigned represents that (i) the holder is acquiring the new notes in its ordinary course of business, (ii) the holder has no arrangement or understanding with any person to participate in a distribution of the new notes (within the meaning of the Securities Act); (iii) the holder is not engaged in, and does not intend to engage in, a distribution of the new notes (within the meaning of the Securities Act); (iv) the holder is not an “affiliate” (as such term is defined under Rule 405 under the Securities Act) of the Company or the Guarantors; and (v) the holder is not acting on behalf of any person or entity who could not truthfully make these statements. If the undersigned or the person receiving such new notes, whether or not such person is the undersigned, is a broker-dealer that will receive new notes for its own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver (or, to the extent permitted by law, make available) a prospectus in connection with any resale of such new notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The undersigned understands that all resales of the new notes must be made in compliance with applicable state securities or blue sky laws. If a resale does not qualify for an exemption from these laws, the undersigned acknowledges that it may be necessary to register or qualify the new notes in a particular state or to make the resale through a licensed broker-dealer in order to comply with these laws. The undersigned further understands that the Company assumes no responsibility regarding compliance with state securities or Blue Sky laws in connection with resales.

Any holder of old notes using the exchange offer to participate in a distribution of the new notes (i) cannot rely on the position of the staff of the Securities and Exchange Commission enunciated in its interpretive letter with respect to Exxon Capital Holdings Corporation (available April 13, 1989) or similar interpretive letters and (ii) must comply with the registration and prospectus requirements of the Securities Act in connection with a secondary resale transaction.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the prospectus, this tender is irrevocable but tendered old notes may be withdrawn at any time prior to the expiration date in accordance with the terms of this letter of transmittal.

Certificates for all new notes delivered in exchange for tendered old notes and any old notes delivered herewith but not exchanged, in each case if registered in the name of the undersigned, shall be delivered to the undersigned at the address shown below the signature of the undersigned.

The undersigned, by completing the box entitled “Description of Old Notes Tendered Herewith” above and signing this letter, will be deemed to have tendered the old notes as set forth in such box.

TENDERING HOLDER(S) SIGN HERE

(Complete accompanying IRS Form W-9 or IRS Form W-8, as applicable)

Must be signed by registered holder(s) exactly as name(s) appear(s) on certificate(s) for old notes hereby tendered or in whose name old notes are registered on the books of DTC or one of its participants, or by any person(s) authorized to become the registered holder(s) by endorsements and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth the full title of such person. See Instruction 3.

(Signature(s) of Holder(s))

Date

Name(s)
(Please Print)

Capacity (full title)

Address
(Including Zip Code)

Daytime Area Code and Telephone No.

Taxpayer Identification No.

GUARANTEE OF SIGNATURE(S)

(If Required—See Instruction 3)

Authorized Signature

Dated

Name

Title

Name of Firm

Address of Firm

(Including Zip Code)

Area Code and Telephone No.

SPECIAL ISSUANCE INSTRUCTIONS

(See Instructions 3 and 4)

(Complete accompanying IRS Form W-9 or IRS Form W-8, as applicable)

To be completed ONLY if new notes or old notes not tendered are to be issued in the name of someone other than the registered holder of the old notes whose name(s) appear(s) above.

Issue:	☐ new notes not tendered to:
☐ new notes to:

Name(s)
(Please Print)

Address:

(Including Zip Code)

Daytime Area Code and Telephone No.

Taxpayer Identification No.

SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 3 and 4)

To be completed ONLY if new notes or old notes not tendered are to be delivered to the registered holder(s) at an address other than that shown above.

Deliver:	☐ new notes not tendered to:
☐ new notes to:

Name(s)

Address:

(Including Zip Code)

Daytime Area Code and Telephone No.

INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1.	Delivery of this Letter of Transmittal and Certificates; Guaranteed Delivery Procedures.

A holder of old notes may tender the same by (i) properly completing and signing this letter of transmittal and delivering the same, together with the certificate or certificates, if applicable, representing the old notes being tendered and any required signature guarantees and any other documents required by this letter of Transmittal, to the exchange agent at its address set forth above on or prior to the expiration date, (ii) complying with the procedure for book-entry transfer described below, or (iii) complying with the guaranteed delivery procedures described below.

Holders of old notes may tender old notes by book-entry transfer by crediting the old notes to the exchange agent’s account at DTC in accordance with DTC’s Automated Tender Offer Program (“ATOP”) and by complying with applicable ATOP procedures with respect to the exchange offer. DTC participants that are accepting the exchange offer should transmit their acceptance to DTC, which will edit and verify the acceptance and execute a book-entry delivery to the exchange agent’s account at DTC. DTC will then send a computer-generated message (an “Agent’s Message”) to the exchange agent for its acceptance in which the holder of the old notes acknowledges and agrees to be bound by the terms of, and makes the representations and warranties contained in, this letter of transmittal or the DTC participant confirms on behalf of itself and the beneficial owners of such old notes all provisions of this letter of transmittal (including any representations and warranties) applicable to it and such beneficial owners as fully as if it had completed the information required herein and executed and transmitted this letter of transmittal to the exchange agent. Delivery of the Agent’s Message by DTC will satisfy the terms of the exchange offer as to execution and delivery of a letter of transmittal by the participants identified in the Agent’s Message. DTC participants may also accept the exchange offer by submitting a Notice of Guaranteed Delivery through ATOP.

The method of delivery of this letter of transmittal, the old notes and any other required documents is at the election and risk of the holder, and except as otherwise provided below, the delivery will be deemed made only when actually received or confirmed by the exchange agent. If such delivery is by mail, it is suggested that registered mail with return receipt requested, properly insured, be used. In all cases, sufficient time should be allowed to permit timely delivery. No old notes or letters of transmittal should be sent to the Company.

Holders whose old notes are not immediately available or who cannot deliver their old notes and all other required documents to the exchange agent on or prior to the expiration date or comply with book-entry transfer procedures on a timely basis must tender their old notes pursuant to the guaranteed delivery procedure set forth in the prospectus. Pursuant to such procedure: (i) such tender must be made by or through an Eligible Guarantor Institution (as defined below); (ii) prior to the expiration date, the exchange agent must have received from such Eligible Guarantor Institution a notice of guaranteed delivery, acceptable to the Company, by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier), or mail delivery, setting forth the name and address of the tendering holder, the names in which such old notes are registered, the certificate numbers of the old notes to be tendered, if applicable, and the amount of the old notes being tendered. The notice of guaranteed delivery shall state that the tender is being made and guarantee that within three New York Stock Exchange trading days after the expiration date, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with this properly completed and duly executed letter of transmittal or Agent’s Message with any required signature guarantees and any other documents required by this letter of transmittal will be deposited by the Eligible Guarantor Institution with the exchange agent. The exchange agent must receive the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with this properly completed and duly executed letter of transmittal or Agent’s Message with any required signature guarantees and any other documents required by this letter of transmittal, within three New York Stock Exchange trading days after the expiration date, all as provided in the prospectus.

No alternative, conditional, irregular or contingent tenders will be accepted. All tendering holders, by execution of this letter of transmittal, shall waive any right to receive notice of the acceptance of the old notes for exchange.

2.	Partial Tenders; Withdrawals.

If less than the entire principal amount of old notes evidenced by a submitted certificate is tendered, the tendering holder must fill in the aggregate principal amount of old notes tendered in the box entitled “Description of Old Notes Tendered Herewith.” A newly issued certificate for the old notes submitted but not tendered will be sent to such holder as soon as practicable after the expiration date. All old notes delivered to the exchange agent will be deemed to have been tendered unless otherwise clearly indicated.

If not yet accepted, a tender pursuant to the exchange offer may be withdrawn prior to the expiration date.

To be effective with respect to the tender of old notes, a written notice of withdrawal must: (i) be received by the exchange agent at the address for the exchange agent set forth above before the Company notifies the exchange agent that they have accepted the tender of old notes pursuant to the exchange offer; (ii) specify the name of the person who tendered the old notes to be withdrawn; (iii) identify the old notes to be withdrawn (including the principal amount of such old notes, or, if applicable, the certificate numbers shown on the particular certificates evidencing such old notes and the principal amount of old notes represented by such certificates); (iv) include a statement that such holder is withdrawing its election to have such old notes exchanged; and (v) be signed by the holder in the same manner as the original signature on this letter of transmittal (including any required signature guarantee). The exchange agent will return the properly withdrawn old notes promptly following receipt of notice of withdrawal. If old notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn old notes or otherwise comply with the book-entry transfer facility’s procedures. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by the Company, and such determination will be final and binding on all parties.

Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of old notes tendered by book-entry transfer into the exchange agent’s account at the book entry transfer facility pursuant to the book-entry transfer procedures described above, such old notes will be credited to an account with such book-entry transfer facility specified by the holder) as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described under the caption “The Exchange Offer—Procedures for Tendering Old Notes” in the prospectus at any time prior to the expiration date.

3.	Signature on this Letter of Transmittal; Written Instruments and Endorsements; Guarantee of Signatures.

If this letter of transmittal is signed by the registered holder(s) of the old notes tendered hereby, the signature must correspond with the name(s) as written on the face of the certificates without alteration, enlargement or any change whatsoever. If any of the old notes tendered hereby are owned of record by two or more joint owners, all such owners must sign this letter of transmittal.

If a number of old notes registered in different names are tendered, it will be necessary to complete, sign and submit as many separate copies of this letter of transmittal as there are different registrations of old notes.

When this letter of transmittal is signed by the registered holder or holders (which term, for the purposes described herein, shall include the book-entry transfer facility whose name appears on a security listing as the owner of the old notes) of old notes listed and tendered hereby, no endorsements of certificates or separate written instruments of transfer or exchange are required.

If this letter of transmittal is signed by a person other than the registered holder or holders of the old notes listed, such old notes must be endorsed or accompanied by separate written instruments of transfer or exchange in form satisfactory to the Company and duly executed by the registered holder, in either case signed exactly as the name or names of the registered holder or holders appear(s) on the old notes.

If this letter of transmittal, any certificates or separate written instruments of transfer or exchange are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority so to act must be submitted.

Endorsements on certificates or signatures on separate written instruments of transfer or exchange required by this Instruction 3 must be guaranteed by an Eligible Guarantor Institution.

Signatures on this letter of transmittal must be guaranteed by an Eligible Guarantor Institution, unless old notes are tendered: (i) by a holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on this letter of transmittal; or (ii) for the account of an Eligible Guarantor Institution (as defined below). In the event that the signatures in this letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by an eligible guarantor institution which is a member of a firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (an “Eligible Guarantor Institution”). If old notes are registered in the name of a person other than the signer of this letter of transmittal, the old notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company, in its sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an Eligible Guarantor Institution.

4.	Special Issuance and Delivery Instructions.

Tendering holders should indicate, as applicable, the name and address to which the new notes or certificates for old notes not exchanged are to be issued or delivered, if different from the name and address of the person signing this letter of transmittal. In the case of issuance in a different name, the taxpayer identification number of the person named must also be indicated and, as described in Instruction 8, a duly completed IRS Form W-9 or IRS Form W-8, as applicable, must be provided. Holders tendering old notes by book-entry transfer may request that old notes not exchanged be credited to such account maintained at the book-entry transfer facility as such holder may designate.

5.	Transfer Taxes.

Except as otherwise provided in this Instruction 5, the Company shall pay or cause to be paid all transfer taxes, if any, applicable to the transfer and exchange of old notes for new notes pursuant to the exchange offer. If, however, certificates representing new notes or old notes for principal amounts not tendered or accepted for exchange are to be registered or issued in the name of any person other than the registered holder of the old notes tendered, or if tendered old notes are to be registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the transfer and exchange of old notes for new notes pursuant to the exchange offer, the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the applicable holder. If satisfactory evidence of payment of such taxes or exception therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such applicable holder.

6.	Waiver of Conditions.

The Company reserves the absolute right to waive, in whole or in part, any of the conditions to the exchange offer set forth in the prospectus.

7.	Mutilated, Lost, Stolen or Destroyed Securities.

Any holder whose old notes have been mutilated, lost, stolen or destroyed, should contact the exchange agent at the address indicated below for further instructions.

8.	Taxpayer Information; IRS Form W-9; IRS Form W-8.

Under U.S. federal income tax law, a holder of new notes may be subject to backup withholding on reportable payments received in respect of the new notes unless the holder provides the exchange agent with its correct taxpayer identification number (“TIN”) and certain other information on Internal Revenue Service (“IRS”) Form W-9, which is provided below, or otherwise establishes an exemption. If the Company is not provided with the correct TIN or an adequate basis for an exemption, a holder may be subject to a penalty imposed by the IRS, and backup withholding (currently at a rate of 28%) may apply to any reportable payments made to such holder. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of a person subject to backup withholding will be reduced by the amount withheld. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely provided to the IRS.

To prevent backup withholding on reportable payments in respect of the new notes, each holder that is a U.S. person for U.S. federal income tax purposes must provide such holder’s correct TIN by completing the enclosed IRS Form W-9 certifying that (i) the TIN provided on the IRS Form W-9 is correct (or that such holder is awaiting a TIN), (ii) the holder is not subject to backup withholding because (x) such holder is exempt from backup withholding, (y) such holder has not been notified by the IRS that he or she is subject to backup withholding as a result of a failure to report all interest or dividends, or (z) the IRS has notified the holder that he or she is no longer subject to backup withholding, and (iii) the holder is a U.S. person for U.S. federal income tax purposes (including a U.S. resident alien). Please see the instructions to the enclosed IRS Form W-9.

Certain holders (including, among others, corporations and certain non-U.S. persons) are not subject to backup withholding. Exempt U.S. holders should indicate their exempt status on IRS Form W-9. A non-U.S. holder may qualify as an exempt recipient by submitting to the exchange agent a properly completed Form W-8BEN, W-8ECI, W-8EXP or W-8IMY, as the case may be, signed under penalties of perjury, attesting to that holder’s exempt status. The applicable IRS Form W-8 can be obtained from the IRS website at http://www.irs.gov.

9.	Requests for Assistance or Additional Copies.

Questions relating to the procedure for tendering, as well as requests for additional copies of the prospectus and this letter of transmittal, may be directed to the exchange agent at the address and telephone number set forth above. In addition, all questions relating to the exchange offer, as well as requests for assistance or additional copies of the prospectus and this letter of transmittal, may be directed to the exchange agent at the address and telephone number indicated above.

IMPORTANT: This letter of transmittal (together with certificates of old notes or confirmation of book-entry transfer and all other required documents) or a Notice of Guaranteed Delivery must be received by the exchange agent on or prior to the expiration date.